Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-147042, 333-178187 and 333-201766 on Form S-8 and Registration Statement No. 333-208828 on Form F-3 of our reports dated April 28, 2022, relating to the financial statements of Canadian Solar Inc. and the effectiveness of Canadian Solar Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 28, 2022